EXHIBIT 23.1

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company’s previously filed Registration Statement on Form S-8 No. 333-70597.

ARTHUR ANDERSEN LLP

Vienna, Virginia
March 23, 2001